EXHIBIT 4.5

***Portions marked with asterisks within brackets have been omitted pursuant to a request for confidential treatment, and have been filed separately with the Commission in connection with such request.

FIRST AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT (the “Amendment”) is entered into as of September 30, 2003 by and between Desc S.A. de C.V. (“Seller”), a corporation organized under the laws of Mexico, and Henkel Capital, S.A. de C.V. (“Buyer”), a corporation organized under the laws of Mexico.

R E C I T A L S:

A. Seller and Buyer entered into that certain Asset Purchase and Sale Agreement dated September 29, 2003 (the “Agreement”).

B. Seller and Buyer desire to amend the Agreement in certain respects.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

1. Capitalized Terms. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.

2. Amendments. The parties hereby agree to the following amendments to the Agreement:

(a) In the Table of Contents the reference to “Section 11.13 Payment of Business Payables” is hereby deleted.

(b) In the List of Annexes and Schedules in the Agreement,

(i) the reference to “Schedule 2.2(c) – Records” is hereby deleted;

(ii) the reference to “Schedule 7.15 – Product Liability Claims” is hereby amended to read as “Schedule 7.15 – Product Liability Exceptions/Hazardous Materials”;

(iii) “Schedule 7.17 – Inventories” is hereby added; and

(iv) “Schedule 7.18 – Inventory on Consignment” is hereby added.

(v) “Schedule 11.13 – “Business Payable” is hereby deleted.

(c) Section 3.1 of the Agreement is hereby amended to read in its entirety as follows:

3.1 Purchase Price. The purchase price (the “Purchase Price”) payable by Buyer to Seller for the Assets, which includes the purchase price under the Lerma Agreement for the Lerma Assets,

shall be equal to [*******************************************************************************************************], plus IVA Tax applicable thereon accordance with Applicable Law (the “Base Purchase Price”), subject to adjustment in accordance with Section 3.2.

(d) Section 3.2(a) – (b) of the Agreement are hereby amended to read in their entirety as follows:

“(a) [********************************************************************************************], plus IVA Tax applicable thereon in accordance with Applicable Law (“Base NWC Premium”); and

(b) The amount of the Disputed Receivables Amount, if any, received by Seller pursuant to the escrow provisions set forth in Section 3.3(b).

(e) Section 3.3(a) of the Agreement is hereby amended to read in its entirety as follows:

“(a) At Closing, subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and agreements of Seller contained herein, Buyer shall deliver or cause to be delivered to Seller the sum of (i) ninety-five (95) percent of [*************************************************], which is [*************************************************************************************************************], out of the Base Purchase Price, plus IVA Tax applicable thereon in accordance with Applicable Law, and (ii) ninety-five (95) percent of the Base NWC Premium, in cash in Pesos by wire transfer of immediately available funds to the wire transfer address of Seller set forth on Schedule 3.3(a) or by check drawn on Buyer’s account at Banamex, S.A. (salvo buen cobro) delivered by an authorized representative of Buyer to an authorized representative of Seller.” After Closing, subject to such terms and conditions and in reliance on such representations, warranties and agreements, Buyer shall pay Seller [**************************************************************************************************] out of the Base Purchase Price, plus IVA Tax applicable thereon in accordance with Applicable Law, in cash in Pesos, by wire transfer of immediately available funds to the wire transfer address of Seller set forth on Schedule 3.3(a), in the following installments:

(i) [***********], plus IVA Tax applicable thereon in accordance with Applicable Law, shall be paid to Seller on October 6, 2003;

(ii) [************], plus IVA Tax applicable thereon in accordance with Applicable Law, shall be paid to Seller on November 3, 2003; and

(iii) [***********], plus IVA Tax applicable thereon in accordance with Applicable Law, shall be paid to Seller on December 1, 2003;

No interest, other than Interest payable upon default under the provisions of Section 3.6 hereof, shall be payable on such installment payments.

(f) Section 3.3(b)(iv) of the Agreement is hereby amended to read in its entirety as follows:

“(iv) From the Final Collection Date until the Extended Collection Date, Buyer agrees to continue to use commercially reasonable efforts in accordance with Buyer’s normal collection policies for accounts receivable in attempting to collect the remaining Receivables on or before the Extended Collection Date. Within 15 days after the Extended Collection Date, Buyer shall make a review of the Receivables recovered and collected as of the Extended Collection Date and shall pay Seller the amount, if any, by which the Receivables recovered and collected by the Extended Collection Date, minus the Interim Payment Amount and the Final Payment Amount, exceed the Undisputed Receivables Amount (the “Extended Payment Amount”). During the 15 days following delivery of such notice and payment to Seller, Buyer shall provide Seller with such access, during normal business hours, to Buyer’s relevant accounting records and work sheets, as Seller shall reasonably request in order to verify the Extended Payment Amount. If Seller disagrees with Buyer’s determination of the Extended Payment Amount, Seller shall give Buyer written notice of Seller’s determination of the Extended Payment Amount, along with all supporting documents, within the same 15 day verification period. If Buyer does not receive Seller’s written objection to Buyer’s determination of the Extended Payment Amount by the end of the 15-day verification period, then Buyer shall promptly release the Extended Payment Amount, as determined by Buyer (including the proportionate interest earned on such released principal balance), to Seller. If Buyer receives Seller’s written objection within such 15-day verification period, Buyer shall (a) promptly notify the Mexico City office of Deloitte of Seller’s objection, (b) provide Deloitte with a copy of Seller’s written objection and of all supporting documents delivered by Seller, (c) instruct Deloitte to review the relevant books and records of Buyer as of the Extended Collection Date in order to verify the Extended Payment Amount, and (d) afford Deloitte full access to the relevant books and records of Buyer as of the Extended Collection Date. Promptly upon the completion of Deloitte’s review thereof, Deloitte shall issue a written directive to Buyer (with a copy to Seller) informing Buyer of the Extended Payment Amount and directing Buyer to release the Extended Payment Amount, as determined by Deloitte (including the proportionate interest earned on such released principal balance), to Seller.”

(g) Section 3.3(c) of the Agreement is hereby amended to change the phrase “the remainder of (i) the Base Purchase Price and (ii) the Base NWC Premium” to “the sum of [***********************************************************************************].”

(h) Section 4.1 of the Agreement is hereby amended to change “11:59 p.m.” to read “11:59 a.m.

(i) The last paragraph of Annex A-2 (Excluded Business) to the Agreement is hereby amended to read in its entirety as follows:

“The Excluded Business includes the production and sale of certain raw materials and ingredients used in adhesives and waterproofing and sealant products, and the provision of technical services related thereto, for formulators of adhesives and waterproofing and sealant products, but does not include the production or sale of such products to end-users of adhesives or waterproofing products other than end-users that are functioning as a formulator.”

(j) Section 11.13 of the Agreement is hereby amended to read in its entirety as follows:

“Section 11.13 Payment of Business Payables. Intentionally deleted.”

(k) In Annex B, “Definitions,” the following definition is deleted:

“Business Payable” has the meaning specified in Section 11.13.”

3. Exhibits and Schedules to the Agreement. Attached hereto are all of the Exhibits and Schedules to the Agreement.

4. Effect of this Amendment. The Agreement, as amended by this Amendment, shall continue in full force and effect in accordance with its terms.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed or caused their duly authorized representatives to execute this Amendment as of the date first above written.

DESC, S.A. de C.V.

By:
Name:
Title:

By:
Name:
Title:

HENKEL CAPITAL, S.A. de C.V.

By:
Name:
Title:

By:
Name:
Title:

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